SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2009

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices)  (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2009, MRV Communications, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Yoram Snir, personally and in his capacity as Stockholders’ Agent for all former stockholders of Fiberxon, Inc. (“Fiberxon”).  Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 26, 2007, by and among the Company, Fiberxon, Mr. Snir, Lighthouse Transition Corporation and Lighthouse Acquisition Corporation, the Company paid approximately $99.4 million for Fiberxon using a combination of cash and shares of the Company’s stock upon closing of the acquisition, with an additional approximate amount of $31.5 million treated as deferred consideration to be paid in other forms at other times, subject to terms of the Merger Agreement.  The former stockholders of Fiberxon are bound to the Settlement Agreement as to $18 million in set-off funds that were reserved for set-off in the Merger Agreement, and may elect to become Fully-Settling Stockholders or Partially-Settling Stockholders (each as defined in the Settlement Agreement), which will allow them to receive proceeds of this settlement.

The Settlement Agreement grants former Fiberxon stockholders an amount of $1.5 million as full and final resolution and compromise for $18 million of the deferred compensation provided for in two set-off funds described in the Merger Agreement.  Pursuant to the Settlement Agreement, the Company had also agreed to resolve outstanding claims as to the remaining $13.5 million of deferred consideration by paying an amount up to $4.5 million, so long as a minimum threshold of 75% of the shares of the former Fiberxon stockholders on an as-converted basis execute the Settlement Agreement by January 16, 2009.  The Company had the right to accept a lesser percentage and has indicated to the Stockholders’ Agent that it is accepting, and will promptly begin payment on, the almost 60% Stockholder approval already received. The Company has paid the $1.5 million settlement amount to the Stockholders’ Agent in full, and will pay 75% of the up to $4.5 million amount promptly upon receipt of acceptance by the former Fiberxon stockholders of the Settlement Agreement.  The remaining 25% will be paid out over five equal monthly installments.

Other terms and conditions of the Settlement Agreement apply, including mutual full releases of liability, with certain exceptions of named defendants in litigation the Company has instigated against certain former Fiberxon management, directors and stockholders.  The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

Exhibit 10.1	Settlement Agreement and Release, effective as of December 20, 2009, by and among the Company, Yoram Snir and Fully-Settling Stockholders and Partially-Settling Stockholders, each as defined therein

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 24, 2009

MRV COMMUNICATIONS, INC.

	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Vice President, General Counsel and Secretary